UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

Histogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable[1]		Address Not Applicable
(Address of principal executive offices)		(Zip Code)

(302) 636-5401

(Registrant’s telephone number, including area code)

10655 Sorrento Valley Road, Suite 200,

San Diego CA 92121

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HSTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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1 Histogen Inc. (the “Company”) terminated its lease agreement for its headquarters and laboratory. Accordingly, the Company does not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to the Company’s agent for service of process at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, or to the email address set forth in the Company’s proxy materials and/or identified on the Company’s investor relations website.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2023, Histogen Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Allergan Sales, LLC (“Allergan”), pursuant to which Histogen and its affiliates sold to Allergan certain assets, including certain patents and other intellectual property rights, related to Histogen’s fibroblast cell based bioengineering technology (the “Transaction”). In exchange, Allergan agreed to pay Histogen a purchase price of two million fifty thousand dollars ($2,050,000) and agreed to assume certain liabilities as set forth in the Asset Purchase Agreement. The Asset Purchase Agreement contains customary provisions on, among other things, representation and warranties, and covenants related to the transfer of ownership of the acquired assets and other matters.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in entirety by reference to, and should be read in conjunction with, the complete text of the Asset Purchase Agreement, a copy of which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Transaction, on October 3, 2023, the Company and Allergan mutually elected to terminate the Amended and Restated License Agreement by and between the Company and Allergan (as assigned to Allergan by Suneva Medical, Inc. (“Suneva”), dated December 16, 2013, as amended from time to time and the Amended and Restated Supply Agreement by and between the Company and Allergan (as assigned to Allergan by Suneva), dated December 16, 2013, as amended from time to time.

The Company also entered into a Mutual Termination of the Second Amended and Restated Strategic Relationship Success Fee Agreement, dated October 3, 2023 (the “Lordship Agreement’) with Lordship Ventures LLC (“Lordship”), pursuant to which Histogen agreed to pay Lordship a mutually agreed to success and termination fee as required by the terms of the Lordship Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Histogen Inc.

Date: October 3, 2023	By:	/s/ Susan A. Knudson
Name: Susan A. Knudson
Title: President, Chief Executive Officer, Chief Financial Officer and Secretary

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